Exhibit 10.4

NON-DISCLOSURE AGREEMENT

This Agreement is effective as of October 3, 2002

BETWEEN:

THE UNIVERSITY OF BRITISH COLUMBIA, a corporation continued under the University Act of British Columbia and having offices at IRC 331 – 2194 Health Sciences Mall, Vancouver, British Columbia, V6T 1Z3, Attention: Director, University-Industry Liaison Office, Telephone: (604) 822-8580, Facsimile: (604) 822-8589

(the “University”)

AND:

GENEMAX PHARMACEUTICALS INC. having an office at Suite 400 -1681 Chestnut Street, Vancouver, BC, Canada, V6J 4M6, Attention: Ronald Handford, President and CEO, Telephone: (604) 733-9835 Facsimile:

(the “Recipient”)

The University will provide the Recipient with certain confidential and proprietary information on the following terms and conditions:

1. Confidential Information.  The University will provide the Recipient with information relating to “Method for Identifying New Tumor Antigens (UILO File No. 02-083), and A Screen for Regulators of Antigenicity in Tumour and Normal Cells (UILO File No. 03-048)” (the “Information”) which includes, without limitation, any and all trade secrets, know-how, show-how, concepts, discoveries, inventions, research or technical data, and any other proprietary information. However, Recipient is under no obligation to maintain the confidentiality of Information which Recipient can show:

(a)	was public knowledge at the time of its disclosure to the Recipient,

(b)	became public knowledge during the term of this Agreement through no act or fault of the Recipient,

(c)	was in the possession of the Recipient prior to its disclosure, or

(d)	was lawfully acquired by the Recipient from a third party who was not under an obligation of confidentiality to the University.

2. Ownership.  The Information is and will at all times remain the exclusive property of the University and nothing in this Agreement grants the Recipient any right, title, interest or licence, implied or otherwise, in or to the Information.

3. No Representation or Warranty.  The Recipient acknowledges and agrees that the Information is experimental in nature and that THE UNIVERSITY MAKES NO REPRESENTATION OR WARRANTY, WHETHER EXPRESSED OR IMPLIED, WITH RESPECT TO THE INFORMATION, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO ITS ACCURACY, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON- INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS.

4. Use.  The Recipient will not use the Information for any purpose other than to evaluate the Information for commercial potential. Without limiting the generality of the foregoing, the Recipient will not use the Information to develop, or cause to develop, all or part of any process or product whether for internal use or for commercial purposes. The Recipient hereby indemnifies, holds harmless and defends the University, its Board of Governors, directors, officers, employees, faculty, students and agents against any and all claims, demands, liabilities and expenses (including reasonable legal fees and disbursements), whether direct, indirect, consequential or otherwise, resulting from a breach of this provision or any other provision of this Agreement.

5. Term. The term of this Agreement will begin on the date of this Agreement and will end on October 3, 2005 unless terminated earlier by one party upon giving the other party at least 30 days written notice.

6. Non-Disclosure. Recipient will use best efforts to maintain the confidentiality of the Information both during and after the term of this Agreement and will not disclose the Information to any third party without the prior written consent of the University for a period of three years from the date of this Agreement.

7. Return or Destruction of Information. At the written request of the University or upon expiry or earlier termination of this Agreement, Recipient will, on the direction of the University, return or destroy the Information and will not retain any photocopy or other reproduction of any part of the Information.

8. No Waiver. No provision of this Agreement will be deemed waived or any breach excused, unless such waiver or consent excusing the breach is in writing and signed by the University. A waiver of a provision of this Agreement will not be construed to be a waiver of a subsequent breach of the same provision.

9. Assignment. The Recipient will not assign all or part of this Agreement without the prior writter consent of the University.

10. Entire Agreement and Counterpart. This Agreement contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior proposals, negotiations, agreements, understandings, representations and warranties of any form or nature, whether oral or written, and whether express or implied, which may have been entered into between the parties relating to its subject matter. This Agreement may be signed in counterparts and faxed to the other party or parties, and each counterpart, together with the other counterparts will constitute the entire Agreement.

11. Governing Law and Jurisdiction. This Agreement will be governed by and construed under the laws of British Columbia and the applicable laws of Canada without reference to its conflict of law rules. Any action or proceeding brought to enforce the terms of this Agreement will be brought in a court in Vancouver, British Columbia, and the parties hereby consent and submit to the exclusive jurisdiction of such court.

IN WITNESS WHEREOF the parties have executed this Agreement on the date first written above.

UNIVERSITY OF BRITISH COLUMBIA	GENEMAX PHARMACEUTICALS INC.
by its duly authorized officer:	by its duly, authorized officer:

/s/ David Jones	/s/ Ronald Handford

David Jones, Associate Director	Name: Ronald Handford
University — Industry Liaison Office	Title: President and CEO

Internal use or for commercial purposes. The Recipient hereby indemnifies, holds harmless and defends the University, its Board of Governors, directors, officers, employees, faculty, students and agents against any and all claims, demands, liabilities and expenses (including reasonable legal fees and disbursements), whether direct, indirect, consequential or otherwise resulting from a breach of this provision or any other provision of this Agreement.

5. TERM. The term of this Agreement will begin on the date of this Agreement and will end on October 3, 2005 unless terminated earlier by one party upon giving the other party at least 30 days written notice.

6. Non-Disclosure. Recipient will use best efforts to maintain the confidentiality of the Information both during and after the term of this Agreement and will not disclose the Information to any third party without the prior written consent of the University for a period of three years from the date of this Agreement.

7. Return or Destruction of Information. At the written request of the University or upon expiry or earlier termination of this Agreement, Recipient will on the direction of the University, destroy the Information and will not retain any photocopy or other reproduction of my part of the Information.

8. No Waiver. No provision of this Agreement will be deemed waived or any breach excused, unless such waiver or consent excusing the breach is in writing and signed by the University. A waiver of a provision of this Agreement will not be constructed to be a wavier of a subsequent breach of the same provision.

9. Assignment. The recipient will not assign all or part of this Agreement without the prior written consent of the University.

10. Entire Agreement and Counterpart. This Agreement contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior proposals, negotiations, agreements, understandings, representations and warranties of any form or nature, whether oral or written, and whether express or implied, which may have been entered into between the parties relating to its subject matter. This Agreement may be signed in counterparts and faxed to the other party or parties, and each counterparts together with the other counterparts will constitute the entire Agreement.

11. Governing Law and Jurisdiction. The Agreement will be governed by and construct under the laws of British Columbia and the applicable laws of Canada without reference to its conflict of law rules. Any action or proceeding brought to enforce the terms of this Agreement will be brought in a court in Vancouver, British Columbia, and the parties hereby consent and submit to the exclusive jurisdiction of such court.

IN WITNESS WHEREOF the parties have executed this Agreement on the date first written above.

UNIVERSITY OF BRITISH COLUMBIA	GENEMAX PHARMACEUTICALS INC.
by its duly authorized officer	by its duly authorized officer:

/s/ David Jones	/s/ Ronald Handford

David Jones, Associate Director	Name : Ronald Handford
University-Industry Liaison Office	Title: President and CEO